Exhibit C

Letter of Transmittal

Regarding Shares in

Dynamic Alternatives Fund

Tendered Pursuant to the Offer to Purchase
Commencing October 23, 2026

This Letter of Transmittal Must Be
Received by Dynamic Alternatives Fund
by November 24, 2026.

The Offer and Withdrawal Rights Will Expire
at 11:59 P.M., Eastern time, on
December 28, 2026, Unless the Offer Is Extended.

Complete this Letter of Transmittal and Deliver to

Dynamic Alternatives Fund

Please note: IRA and retirement account transaction requests must be signed by the investor and the Custodian.

The Transfer Agent must receive the completed Letter of Transmittal, signed by all account owners, including the Custodian (if applicable) by November 24, 2026.

Overnight Delivery: Dynamic Alternatives Fund c/o Ultimus Fund Solutions, LLC 225 Pictoria Dr, Suite 450 Cincinnati, OH 45246	Regular Delivery: Dynamic Alternatives Fund c/o Ultimus Fund Solutions, LLC PO Box 46707 Cincinnati, Ohio 45246	Email or Fax: Email: service@dynamicalternativesfund.com Fax: 402-963-9094

For additional information:

Phone: 833-617-2624

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Ladies and Gentlemen:

The undersigned hereby tenders to Dynamic Alternatives Fund, a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the “Fund”), the shares of beneficial interest in the Fund (the “Shares”) held by the undersigned, described and specified below, on the terms and conditions set out in the offer to purchase, commencing October 23, 2026 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal. The Offer to Purchase and this Letter of Transmittal are subject to all the terms and conditions set out in the Offer to Purchase, including without limitation the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Fund the Shares tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Shares tendered hereby and that the Fund will acquire good title to the Shares, free and clear of all liens, charges, encumbrances, conditional sales agreements, or other obligations relating to this sale, and not subject to any adverse claim, when, and to the extent that, the Shares are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer to Purchase.

The undersigned recognizes that, under certain circumstances set out in the Offer to Purchase, the Fund may not be required to purchase the Shares tendered hereby. The undersigned recognizes that, if the Offer is oversubscribed, not all of the undersigned’s Shares will be purchased.

The payment of the purchase amount for the Shares tendered by the undersigned will be made by wire transfer of funds. A non-interest bearing, non-transferable promissory note for the value of the purchased Shares will be mailed to the undersigned if the undersigned is tendering all of their Shares for repurchase.

All authority conferred, or agreed to be conferred, in this Letter of Transmittal will survive the death or incapacity of the undersigned, and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors, and assigns of the undersigned. Except as stated in Section 6 of the Offer to Purchase, this tender is irrevocable.

If you hold your Shares of the Fund through a retirement account, please contact your representative or agent for assistance in completing the transaction documents.

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LETTER OF TRANSMITTAL

Regarding Units in Dynamic Alternatives Fund

Tender Offer Commencement Date: October 23, 2026

Tender Offer Notice Date: 11:59 PM ET, November 24, 2026

Valuation Date: December 31, 2026

PARTS 1, 2, 3, AND 4 MUST BE COMPLETED AND IN GOOD ORDER TO PROCESS YOUR REQUEST

Overnight Delivery:                                  Regular Mail:                                      Email or Fax:

Dynamic Alternatives Fund                         Dynamic Alternatives Fund                Email: service@dynamicalternativesfund.com

225 Pictoria Dr, Suite 450                           P.O. Box 46707                                     Fax: 402-963-9094
Cincinnati, OH 45246                                   Cincinnati, Ohio 45246

For additional information:

Phone: 833-617-2624

PLEASE CONTACT YOUR FINANCIAL ADVISOR BEFORE SUBMITTING YOUR TENDER REQUEST.

PART 1 – INVESTOR INFORMATION (Please reference your Dynamic Alternatives Fund statement)

Ultimus Account #: __________________________________________________________

Full Account Registration Line 1: __________________________________________________________

Full Account Registration Line 2: __________________________________________________________

Telephone Number: __________________________________________________________

SSN/TIN: __________________________________________________________

CUSTODIAL ACCOUNT INFORMATION

Custodial Account #: __________________________________________________________

Custodian Name: __________________________________________________________

PART 2 – AMOUNT OF UNITS IN THE FUND BEING TENDERED

[_] Full Repurchase

[_] Partial Repurchase _______________ $ Amount

The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned’s remaining Units to have a value of less than $25,000, the Board of Directors of the Fund may reduce the amount to be repurchased from the undersigned so that the required minimum account balance is maintained or repurchase the remainder of the undersigned’s Units in the Fund.

PART 3 – PAYMENT

PAYMENT GUIDELINES: Proceeds from tax deferred and tax-exempt registration types are required to be returned to the custodian on record.

Payments will be directed back to the account at your financial intermediary (ex. Bank or Custodian) from which your subscription funds were originally debited or the brokerage account where your investment is custodied.

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PLEASE BE SURE TO COMPLETE BOTH PAGES OF THIS FORM

Complete only if Units are held directLY with Transfer Agent and instructions need TO BE updated: Please deliver all proceeds via Federal Wire to the following:

Bank Name: __________________________________________________________

ABA Routing Number: __________________________________________________________

For Credit to:

Name(s) on Bank Account: __________________________________________________________

Bank Account Number: __________________________________________________________

For Further Credit to (if applicable):

Name(s) on Investors Account: __________________________________________________________

Investor Account Number at Broker: __________________________________________________________

PROMISSORY NOTE: The promissory note reflecting the purchase amount will be mailed directly to the undersigned at the address of the undersigned as maintained in the books and records of the Fund.

PART 4 – SIGNATURE(S)

__________________________________ ____________________________________________ _____________

Signature                                                              Print Name of Authorized Signatory                               Date

(and Title if applicable)

__________________________________ ____________________________________________ _____________

Signature                                                              Print Name of Authorized Signatory                               Date

(and Title if applicable)

__________________________________ ____________________________________________ _____________

Custodian Signature                                        Print Name of Authorized Signatory                               Date

(and Title if applicable)

THIS DOCUMENT REQUIRES A MEDALLION SIGNATURE GUARANTEE BELOW ONLY WHEN AUTHORIZED SIGNER(S) INSTRUCT THE FUND TO SEND TENDER PROCEEDS TO AN ACCOUNT OTHER THAN THE BROKER/CUSTODIAN ACCOUNT OF RECORD.

PLEASE CONTACT YOUR FINANCIAL ADVISOR BEFORE SUBMITTING YOUR TENDER REQUEST.

The Transfer Agent must receive the completed Letter of Transmittal, signed by all account owners, including the Custodian (if applicable) by the deadline stated in Exhibit C.

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